UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Spread Acquisition and MSR Servicing Agreement

On December 19, 2014, PennyMac Financial Services, Inc. (the “Company”), through its subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into a Master Spread Acquisition and MSR Servicing Agreement (the “Spread Acquisition Agreement”) with two wholly-owned subsidiaries of PennyMac Mortgage Investment Trust (NYSE: PMT), PennyMac Holdings, LLC (“PMH”) and PennyMac Operating Partnership, L.P. (“POP” and, together with PMH, the “Subsidiaries”). The Spread Acquisition Agreement was approved by a committee of the Company’s board of directors comprised solely of independent members thereof.

Pursuant to the Spread Acquisition Agreement, PLS may sell to the Subsidiaries, from time to time, the right to receive certain excess servicing spread arising from mortgage servicing rights acquired by PLS, in which case PLS generally would be required to service or subservice the related mortgage loans for the applicable agency or investor. PLS currently intends to use the Spread Acquisition Agreement for the limited purpose of selling to the Subsidiaries excess servicing spread relating to Freddie Mac mortgage servicing rights that it owns or acquires.

To the extent PLS refinances any of the mortgage loans relating to the excess servicing spread acquired by the Subsidiaries, the Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMH or POP, as applicable, at no cost, the excess servicing spread relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair market value of the aggregate excess servicing spread to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to the applicable Subsidiary in an amount equal to such fair market value in lieu of transferring such excess servicing spread.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PLS and the Subsidiaries, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party.

PLS currently provides loan servicing and mortgage banking services for PennyMac Mortgage Investment Trust and its subsidiaries under separate services agreements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto. The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2014, among PennyMac Loan Services, LLC, PennyMac Operating Partnership, L.P., and PennyMac Holdings, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 24, 2014	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2014, among PennyMac Loan Services, LLC, PennyMac Operating Partnership, L.P., and PennyMac Holdings, LLC

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